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               AGREEMENT TO PURCHASE CONSTRUCTION LOAN



     THIS AGREEMENT TO PURCHASE CONSTRUCTION LOAN (this "Agreement") is made effective as of the 30th day of May , 1996, by and between RMI
CAPITAL MANAGEMENT CO., whose address is 3773 Cherry Creek North Drive, Suite 640, Denver, Colorado 80209 ("Construction Lender") and EMERITUS CORPORATION ("Emeritus"), whose address is Market Place One, 2003 Western Avenue, Suite 660, Seattle, Washington 98121.

                                       RECITALS

     WHEREAS, Construction Lender has agreed to make a loan in the amount of up to Four Million Six Hundred Ninety-Five Thousand Dollars ($4,695,000.00) (the "Loan") to Emeritus Properties II, Inc. (the "Borrower"); and

     WHEREAS, the Borrower will use the Loan to acquire certain property and construct improvements consisting of an assisted and independent living facility in Bozeman, Montana on real estate legally described in EXHIBIT "A- 1 " attached to this Agreement (the "Property"); and

     WHEREAS, the Borrower is executing this date its promissory note (the "Note") payable to Construction Lender in the amount of the Loan; a Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement (the "Deed of Trust") encumbering the Property; an Assignment of Lessor's Interest; a Construction Loan Agreement; an Environmental Indemnity Agreement; and other documents given to further evidence the Loan or secure repayment of the Note (collectively the "Loan Documents"); and

     WHEREAS, repayment of the Note is guaranteed by that certain Guaranty Agreement executed by Emeritus Corporation ("Guarantor"); and

     WHEREAS, as a condition to making such loan, Construction Lender requires an absolute and unconditional agreement and undertaking by Emeritus to purchase the Note in the event it is not paid in full for any reason on its maturity date; and

     WHEREAS, Emeritus acknowledges and warrants that it derived or expects to derive financial and other advantage and benefit directly or indirectly from the Loan and each and every advance thereof,

     NOW THEREFORE, the parties agree as follows:

          1. AGREEMENT TO PURCHASE LOAN. If for any reason the Note is not paid in full on the date which is thirty-six (36) months from the date hereof, or at an earlier time upon the conditions set forth in Section 6 below, then Emeritus hereby absolutely and unconditionally agrees to purchase




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the Note within three (3) business days following written demand from
Construction Lender to Emeritus.

          2. PURCHASE PRICE. Construction Lender agrees to sell the Note and Emeritus agrees to purchase the Note by paying the then unpaid principal balance thereof together with accrued and unpaid interest, late charges, and other charges and advances made by Construction Lender pursuant to the Loan Documents, including but not limited to advances to complete construction of the Improvements as defined in and provided by the terms of the Construction Loan Agreement ("Purchase Price"). Payment of the Purchase Price shall be made by wire transfer to the account of Construction Lender.

          3    ASSIGNMENT OF LOAN DOCUMENTS.  Upon receipt of the Purchase
Price, Construction Lender agrees to endorse the Note to Emeritus without recourse, to execute an assignment of the Deed of Trust in recordable form and to deliver to Emeritus the original Loan Documents, the original Lender's Title Insurance Policy, the legal opinions of Borrower's counsel, and copies of such other due diligence documentation related to the Loan in the possession of Construction Lender as requested by Emeritus.

          4. REVIEW OF LOAN DOCUMENTS. Emeritus acknowledges its receipt, review and approval of the Loan Documents. In addition, Emeritus represents and warrants that it has conducted its own due diligence concerning the Property and the Loan and is satisfied with the results of such due diligence investigation.

          5. USE OF LOAN PROCEEDS. Emeritus agrees that Construction Lender is under no obligation or duty nor has Construction Lender represented that it will see to the application of the Loan proceeds by the person or persons to whom the Construction Lender disburses such proceeds, and any application or use of such proceeds for purposes other than construction of improvements on the Property shall not defeat the agreement made herein by Emeritus to purchase the Loan.

          6. REPRESENTATION AND WARRANTY. Emeritus has reviewed its cash balances, cash flow projections, unused balances of fines of credit, its ability to issue additional stock and other sources of liquidity and hereby represents and warrants to Construction Lender that it has made a determination that Emeritus has the financial ability to purchase the Note in accordance with the terms hereof

          7. FINANCIAL INFORMATION. Emeritus agrees to furnish quarterly 10Q financial information to Construction Lender sixty (60) days after the end of each calendar quarter commencing August 30, 1996 and annual 10K financial information one hundred (100) days after the end of each calendar year beginning April 1997. Emeritus shall certify in writing the accuracy and completeness


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of such financial information and, with the annual 10K report, will reaffirm its representation and warranty set forth in paragraph 6 above.

     In the event that Emeritus fails to provide the annual certification or cannot reaffirm its representation and warranty as set forth in #6 above or doesn't provide annual or quarterly financial information or in the event that Emeritus' outside auditor gives a qualified opinion of the Emeritus financial statements based upon a going concern risk, then Construction Lender shall give Emeritus ten (10) days notice of such qualified opinion or failure to provide documentation, in which event Emeritus shall have ten (10) days in which to provide the missing information or to substantiate to Construction Lender's reasonable satisfaction that Emeritus' financial ability has not been materially impaired. If the Construction Lender is not reasonably assured during said ten day period of the continued viability of the Emeritus representation and warranty set forth in paragraph 6 above, then Lender may elect to sell the Note and Purchaser agrees to purchase the Note at any time thereafter upon written demand from Construction Lender to Emeritus.

          8. NOTICE OF DEFAULT; OPPORTUNITY TO CURE. If a Event of Default shall occur under the Loan Documents as defined therein, Construction Lender agrees not to accelerate the maturity of the Note nor to commence foreclosure proceedings until it has given Emeritus written notice of such Event of Default and of its intention to accelerate and foreclose its liens and security interests. In addition, Construction Lender agrees to furnish copies to Emeritus of any default notices delivered to Borrower.

          9. SEVERABILITY. If any provision of this Agreement or its application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

          10.  TIME.  Time is of the essence of this Agreement.

          11. CONTROLLING LAW; VENUE. This Agreement shall be performed in, governed by and interpreted in accordance with the laws of the State of Colorado. The parties mutually consent to the jurisdiction of any local, state or federal court situated in the City and County of Denver, Colorado, and waive any objection which they may have pertaining to improper or FORUM NON CONVIENS to the conduct of any proceeding in such court unless any foreclosure, litigation, or other proceeding relating to the Property is pending in Montana in which event jurisdiction and venue shall be in Montana. The parties hereto agree that venue for any action in connection herewith, shall be in the City and County of Denver, Colorado unless any foreclosure, litigation, or other proceeding relating to the Property is pending in Montana in which event jurisdiction and venue shall be in Montana.



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          12.  AMENDMENT.  This Agreement may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby.

          13. NOTICE. Any notice, request, demand, consent, approval, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered, or one day after delivery to a national overnight delivery courier service, cost prepaid, or three days following deposit in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended at their addresses set forth on page 1; provided, however, that a party may change its address for purposes of receipt of any such communication by giving ten (1O) days prior written notice of such change to the other party in the manner above prescribed.

          14. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any prior understandings and agreements between the parties with respect to the subject matter hereof except as specifically set forth herein.

          15. WAIVER. The failure of a party to insist upon strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained or available pursuant to applicable law, shall not be construed as a waiver or relinquishment of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by a party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

          16. ATTORNEYS' FEES. In the event of any controversy, claim, dispute, or litigation between the parties hereto to enforce or interpret any of the provisions of this Agreement or any right of a party hereto, the non-prevailing party to such dispute or litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party including without limitation, fees incurred during a trial of any action and any fees incurred as a result of an appeal from a judgment entered in such litigation.

          17. COUNTERPARTS. This Agreement and any attached Consents or Exhibits requiring signatures may be executed in counterparts, but all counterparts shall constitute but one and the same document.

          18. FURTHER ASSURANCES. The parties shall each execute and deliver to the other all such additional documents and instruments and shall perform such further acts as are reasonably requested by any other party to effectuate the transactions contemplated hereby.

          19. AUTHORITY. Each person signing on behalf of Emeritus represents that it is fully authorized to execute this Agreement and to bind Emeritus according to the terms hereof.


     IN WITNESS WHEREOF, the parties have signed this Agreement to be effective the date first above written.

                                                  RMI CAPITAL MANAGEMENT CO.

                                               By: /s/ W. Bradley Frizell
                                                  ---------------------------
                                                    Managing Director


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                                                  EMERITUS CORPORATION

                                               By: /s/ Raymond R. Brandstrom
                                                  ---------------------------
                                                            PRESIDENT


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